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                                                                  EXHIBIT 25.1

                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                          _________________________

                                   FORM T-1

                          STATEMENT OF ELIGIBILITY
                  UNDER THE TRUST INDENTURE ACT OF 1939 OF
                 A CORPORATION DESIGNATED TO ACT AS TRUSTEE
                          _________________________

              CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(B)(2)_

                          _________________________

                  U.S. TRUST COMPANY, NATIONAL ASSOCIATION
             (Exact name of trustee as specified in its charter)

515 South Flower Street, Suite 2700                      95-4311476
Los Angeles, CA               90071                  (I.R.S. employer
(Address of principal         (Zip Code)             identification No.)
executive offices)

                                 DWIGHT LIU
                   515 South Flower Street, Suite 2700
                     Los Angeles, California 90071
                              (213) 861-5000

   (Name, address, including zip code and telephone number of agent for service)
                        ____________________________

                                Henry Company
             (Exact name of obligor as specified in its charter)

       CALIFORNIA                                        95-3618402
(State or other jurisdiction                         (I.R.S. Employer
of incorporation or organization)                    Identification No.)

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                           2911 Slauson Avenue
                         Huntington Park, CA 90255
             (Address of principal chief executive offices)


                          Monsey Products Company
           (Exact name of guarantor as specified in its charter)

       PENNSYLVANIA                                      23-0887819
(State or other jurisdiction of                      (I.R.S. Employer
incorporation or organization)                       Identification No.)

                           Kimberton Enterprises
           (Exact name of guarantor as specified in its charter)

       DELAWARE                                          51-0341834
(State or other jurisdiction of                      (I.R.S. Employer
incorporation or organization)                       Identification No.)

                     Monsey Products of Arizona, LLC
           (Exact name of guarantor as specified in its charter)

       ARIZONA                                           86-0781792
(State or other jurisdiction of                      (I.R.S. Employer
incorporation or organization)                       Identification No.)

                       10% Senior Notes due 2008
                    (Title of indenture securities)

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     GENERAL

1.   GENERAL INFORMATION.

     Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

          Comptroller of the Currency
          490 L'Enfant Plaza East, S.W.
          Washington, D.C.  20219

          Federal Deposit Insurance Corporation
          550 17th Street, N.W.
          Washington, D.C.  20429

          Federal Reserve Bank (12th District)
          San Francisco, California

     (b)  Whether it is authorized to exercise corporate trust powers.

     The trustee is authorized to exercise corporate trust powers.

2.   AFFILIATIONS WITH THE OBLIGOR

     If the obligor is an affiliate of the trustee, describe each such affiliation.

     None.

3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15.

     The obligor currently is not in default under any of its outstanding securities for which U.S. Trust Company, National Association Trustee. Accordingly, responses to Items 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15 of Form T-1 are not required under General Instruction B.

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16.  LIST OF EXHIBITS

     T-1.1 -   A copy of the Articles of Association of U.S. Trust Company,
National Association currently in effect.

     T-1.2 -   A copy of the Certificate of Authority of the Trustee to
Commence Business; incorporated by reference to Exhibit T-1.1 filed with Form T-1 Statement, Registration No. 33-33031.

     T-1.3 -   A copy of the Authorization of the Trustee to exercise
Corporate Trust Powers; incorporated by reference to Exhibit T-1.1 filed with Form T-1 Statement, Registration No. 33-33031.

     T-1.4 -   A copy of the By-Laws of U.S. Trust Company, National
Association.

     T-1.6 -   The consent of the trustee required by Section 321(b) of the
Trust Indenture Act of 1939; incorporated by reference to Exhibit T-1.6 filed with Form T-1 Statement, Registration No. 33-33031.

     T-1.7 -   A copy of the latest report of condition of the trustee
published pursuant to law or the requirements of its supervising or examining authority.

NOTE

As of July 1, 1998 the Trustee had 20,000 shares of Capital Stock outstanding, all of which are owned by U.S. Trust Corporation

The responses to Items 2, 5, 6, 7, 8, 9, 10, 11 and 14 set forth the information requested as though U. S. Trust Company, National Association, and U.S. Trust Corporation were the "trustee."

In answering Item 2 in this statement of eligibility as to matters peculiarly within the knowledge of the obligor or its directors, the trustee has relied upon information furnished to it by the obligor and will rely on information to be furnished by the obligor and the trustee disclaims responsibility for the accuracy or completeness of such information.


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                      U.S. TRUST COMPANY, NATIONAL ASSOCIATION


                              ARTICLES OF ASSOCIATION

For the purpose of organizing an association to perform any lawful activities of national banks, the undersigned do enter into the following Articles of
Association:

                                   ARTICLE FIRST.

The title of this Association shall be U.S. Trust Company, National Association.

                                  ARTICLE SECOND.

The main office of the Association shall be in Los Angeles, county of Los Angeles, State of California. The general business of the Association shall be conducted at its main office and its branches.

                                   ARTICLE THIRD.

The Board of Directors of this Association shall consist of not less than five nor more than twenty-five persons, the exact number to be fixed and determined from time to time by resolution of a majority of the full Board of Directors or by resolution of a majority of the shareholders at any annual or special meeting thereof. Each director, during the full term of his directorship, shall own common or preferred stock of the association with an aggregate par value of not less than $1,000, or common or preferred stock of a bank holding company owning the Association with an aggregate par value or fair market value of not less than $1,000, as of either (i) the date of purchase, (ii) the date the person became a director or (iii) the date of that person's most recent election to the Board of Directors, whichever is greater. Any combination of common or preferred stock of the Association or holding company can be used.

Any vacancy in the Board of Directors may be filled by action of a majority of the Board of Directors.

Terms of directors, including directors selected to fill vacancies, shall expire at the next regular meeting of shareholders at which directors are elected, unless the directors resign or are removed from office.

Despite the expiration of a director's term, the director shall continue to serve until his or her successor is elected and qualifies or until there is a decrease in the number of directors and his or her position is eliminated.


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                                  ARTICLE FOURTH.

There shall be an annual meeting of the shareholders to elect directors and transact whatever other business may be brought before the meeting. It shall be held at the main office or any other convenient place the Board of Directors may designate, on the day of each year specified therefor in the bylaws, or if that day falls on a legal holiday in the state in which the Association is located, on the next following banking day. If no election is held on the day fixed or in the event of a legal holiday, an election may be held on any subsequent day within 60 days of the day fixed, to be designated by the Board of Directors, or, if the directors fail to fix the day, by shareholders representing two-thirds of the shares issued and outstanding. In all cases at least 10 days advance notice of the meeting shall be given to shareholders by first class mail.

Nominations for election to the Board of Directors may be made by the Board of Directors or by any stockholder or any outstanding class of capital stock of the Association entitled to vote for election of directors. Nominations other than those made by or on behalf of the existing management shall be made in writing and be delivered or mailed to the President of the Association and to the Comptroller of the Currency, Washington, D.C., not less than 14 days nor more than 50 days prior to any meeting of shareholders called for the election of directors, provided, however, that if less than 21 days notice of the meeting is given to shareholders, such nominations shall be mailed or delivered to the President of the Association and to the Comptroller of the Currency not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known to the notifying shareholder.

     1)  The name and address of each proposed nominee.

     2)  The principal occupation of each proposed nominee.

     3) The total number of shares of capital stock of the Association that will be voted for each proposed nominee.

     4)  The name and resident address of the notifying shareholder.

     5) The number of shares of capital stock of the Association owned by the notifying shareholder.

Nominations not made in accordance herewith may, in his/her discretion, be disregarded by the chairperson of the meeting, and the vote tellers may disregard all votes cast for each such nominee. No bylaw may unreasonably restrict the nomination of directors by shareholders.

A director may resign at any time by delivering written notice to the Board of Directors, its chairperson, or to the Association, which resignation shall be effective when the notice is delivered unless the notice specifies a later effective date.


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A director may be removed by shareholders at a meeting called to remove him or her, when notice of the meeting stating that the purpose or one of the purposes is to remove him or her is provided, if there is a failure to fulfill one of the affirmative requirements for qualification, or for cause, provided, however, that a director may not be removed if the number of votes sufficient to elect him or her under cumulative voting is voted against his or her removal.

                                   ARTICLE FIFTH.

                                      CAPITAL

The total authorized capital stock of the Association shall be 150,000 shares, consisting of 50,000 shares or common stock par value One Hundred Dollars ($100) ("Common Stock") and 100,000 shares of preferred stock par value Fifty Dollars ($50) ("Preferred Stock").

                                    COMMON STOCK

Holders of Common Stock shall have the exclusive right to vote on all issues presented to the shareholders, including the election of members of the Board of Directors, except as otherwise provided by law or in these Articles of Association. Each share of Common Stock shall be entitled to one vote.

                                  PREFERRED STOCK

On redemption or other reacquisition of any of the Preferred Stock, the reacquired shares shall be canceled and shall become part of the authorized and unissued Preferred Stock. The rights, preferences and limitations of the Preferred Stock are as follows.

                       DIVIDEND RATE AND NONCUMULATIVE RIGHTS

Holders of shares of Preferred Stock shall be entitled to receive dividends to the extent that funds are legally available for the declaration and payment of dividends and the Board of Directors declare a dividend. Dividends, if declared by the Board of Directors, shall be declared and paid at the rate of seven percent (7%) a year of the par value of the shares. Dividends for each year shall be payable in preference and priority to any payment of any dividend on Common Stock for such year and shall be payable quarterly on the last day of January, April, July and October in each year for the quarterly period ending on the respective payment date or otherwise as the Board of Directors may from time to time determine. The first dividend on the shares shall be payable on issuance of the shares. The right to the dividends on these shares shall not be cumulative. For noncumulative dividends, the dividends omitted in any year shall not accumulate and do not need to be made up in the subsequent year, even if profits are earned by the Association for the year in which the dividend was omitted. No right shall accrue to the holders of these shares by reason of the Board of Directors' failure to pay or declare and set apart dividends for the shares for any given period stated in this Subparagraph (a). If


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dividends could legally have been paid in any year but were not, the amount that could have been paid shall be fully paid, declared, or set aside for payment without interest before any distribution of dividends or otherwise shall be made or declared for the holders of Common Stock with respect to such year.

               PREFERENCES ON DISSOLUTION, LIQUIDATION OR WINDING UP

On any voluntary or involuntary dissolution, liquidation, or winding up of the affairs of the Association, before any payment or other distribution, whether in cash, property, or otherwise, shall be made to the holders of the Common Stock, the holders of the Preferred Stock shall be entitled to receive for each share of Preferred Stock they hold the sum equal to par value and no more. The merger or consolidation of the association into or with any other entity, the merger of any other entity into the Association, or the sale, lease, or conveyance of all or substantially all of the property or business of the Association shall not be deemed to be a dissolution, liquidation, or winding up for purposes of this Subparagraph (b). If, on any voluntary or involuntary liquidation, dissolution, or winding up of the affairs of the Association, the assets of the Association are insufficient to permit full payment to the holders of the Preferred Stock as provided in this Subparagraph (b), then the holders of the Preferred Stock shall share ratably in any distribution of assets in proportion to the full amount to which they would otherwise be respectively entitled.

                                     REDEMPTION

The Association shall have the right to redeem the Preferred Stock at its option. The Association shall not redeem or repurchase any Common Stock unless and until all shares of the Preferred Stock have been redeemed. The shares of the Preferred Stock may be redeemed at any time or periodically, in whole, or, with consent of the holder of the shares to be redeemed, in part, at the option of the Association by the vote of its Board of Directors. The shares of the Preferred Stock shall be redeemed on the following conditions:

                                  REDEMPTION PRICE

The redemption price of each share of Preferred Stock shall be equal to the par value of the share.

                                 PARTIAL REDEMPTION

If the Association redeems less than all of the outstanding shares of the Preferred Stock, the redemption may be PRO RATA, by lot, or in any equitable manner that the Board of Directors in its discretion shall determine.


                                         -4-
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                                       NOTICE

Written notice of redemption shall be given to each holder of record of the shares of Preferred Stock to be redeemed. The notice of redemption shall be given by first class mail to each holder's address as it shall appear on the stock books of the Association. Notice of redemption shall be given at least thirty (30) days and not more than sixty (60) days before the date fixed for redemption, the place for payment of the redemption price and for surrender of the certificate representing the shares to be redeemed, and, if less than all of the shares of the holder are to be redeemed, the number of the holder's shares to be redeemed. No defect in the notice nor any defect in the mailing of it shall alone affect the validity of the proceedings for redemption except as to any holder to whom the Association has failed to mail the notice or to whom the notice was defective.

                                      DEPOSIT

On or before the date fixed for the redemption of any shares of Preferred Stock, the Association may deposit sums sufficient to redeem the shares as a trust fund for the benefit of the respective holders of the shares. This deposit shall be made with one or more banks or trust companies. The deposit shall be accompanied by irrevocable instructions authorizing the banks or trust companies to (a) deliver in the Association's name the notice of redemption, or to complete the delivery if previously commenced, and (b) pay on or after the date fixed for redemption to the holders of the shares being redeemed the redemption price of the shares on surrender of the certificates representing those shares. From and after the time of the deposit those shares shall be considered redeemed. The holders who are entitled to payment for the redemption of their shares shall be evidenced by a list certified by an officer of the Association. The deposit shall constitute full payment of the redemption price to the holders of the shares being redeemed. Those shares shall no longer be considered outstanding, and the holders of them shall cease to be shareholders with respect to those shares. The holders of the shares being redeemed shall have no rights with respect to the shares expect the right to receive from any bank or trust company in which the deposit was made payment of the redemption price of the shares, without interest, on surrender of the certificates representing those shares.

                         CERTIFICATE FOR UNREDEEMED SHARES

If less than all of the shares of the Preferred Stock are redeemed, the Association shall issue a new certificate representing the unretired shares of that class.

                                  NO SINKING FUND

The Association shall not be obligated to make payments into or to maintain any sinking fund for the Preferred Stock.


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                                 CONVERSION RIGHTS

The holders of Preferred Stock shall have no conversion rights.

                                   VOTING RIGHTS

The holders of Preferred Stock shall have no voting rights except that the holders of Preferred Stock shall have the right to vote upon the following actions which require the affirmative vote of at least two-thirds (2/3) of any outstanding shares of Preferred Stock.

Any amendment of any provision of this Article Fifth, Paragraph Three, except amendments relating to a stock split or a reduction in the authorized shares of Preferred Stock.

Any amendment to the Articles of Association that requires shareholder approval and that increases the authorized shares of the Association. However, except as otherwise provided by law, the holders of the Preferred Stock shall not be entitled to vote on the amendment if the proceeds of the sale of the newly authorized shares are to be used for the retirement of the Preferred Stock, as provided in these Articles of Association.

Any merger or consolidation of the Association that by law requires shareholder approval.

Any sale, lease, exchange, or other disposition of all or substantially all the assets of the Association that by law requires shareholder approval.

Any acquisition in which this Association proposes to acquire directly or through a subsidiary in exchange for its shares, obligations, or other securities some or all of the outstanding shares of another entity, or some or all of the assets of another entity, business trust, business proprietorship, or business partnership, that by law requires shareholder approval.

Any voluntary dissolution of this Association pursuant to a shareholder vote.

                                 PREEMPTIVE RIGHTS

No holder of shares of the capital stock of any class of the Association shall have any preemptive or preferential right of subscription to any shares of any class of stock of the Association, whether now or hereafter authorized, or to any obligations convertible into stock of the Association, issued, or sold, nor any right of subscription to any thereof other than such, if any, as the Board of Directors, in its discretion, may from time to time determine and at such price as the Board of Directors may from time to time fix.


                                         -6-
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                          ISSUANCE OF SHARES AS DIVIDENDS

Shares of the same class or series may be issued as a dividend on a PRO RATA basis and without consideration. Shares of another class or series may be issued as a share dividend in respect of a class or series of stock if approved by a majority of the votes entitled to be cast by the class or series to be issued unless there are no outstanding shares of the class or series to be issued. Unless otherwise provided by the Board of Directors, the record date for determining shareholders entitled to a share dividend shall be the date the Board of Directors authorizes the share dividend.

                               SHAREHOLDER OF RECORD

Unless otherwise provided in the bylaws, the record date for determining shareholders entitled to notice of and to vote at any meeting is the close of business on the day before the first notice is mailed or otherwise sent to the shareholders, provided that in no event may a record date be more than 70 days before the meeting.
                                 FRACTIONAL SHARES

If a shareholder is entitled to fractional shares pursuant to a stock dividend, consolidation or merger, reverse stock split or otherwise, the Association may
(a) issue fractional shares, or (b) in lieu of the issuance of fractional shares, issue scrip or warrants entitling the holder to receive a full share upon surrendering enough scrip or warrants to equal a full share, (c) if there is an established and active market in the Association's stock, make reasonable arrangements to provide the shareholder with an opportunity to realize a fair price through sale of the fraction, or purchase of the additional fraction required for a full share, (d) remit the cash equivalent of the fraction to the shareholder, or (e) sell full shares representing all the fractions at public auction or to the highest bidder after having solicited and received sealed bids from at least three licensed stock brokers, and distribute the proceeds PRO RATA to shareholders who otherwise would be entitled to the fractional shares. Subject to these Articles of Association, the holder of a fractional share is entitled to exercise the rights of a shareholder, including the right to vote, to receive dividends, and to participate in the assets of the Association upon liquidation, in proportion to the fractional interest. The holder of scrip or warrants is not entitled to any of these rights unless the scrip or warrants explicitly provide for such rights. The scrip or warrants may be subject to additional conditions such as (1) that the scrip or warrants will become void if not exchanged for full shares before a specified date and (2) that the shares for which the scrip or warrants are exchangeable may be sold at the option of the Association and the proceeds paid to scripholders.


                                         -7-
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                            ISSUANCE OF DEBT OBLIGATIONS

The Association, at any time and from time to time, may authorize and issue debt obligations, whether or not subordinated, without the approval of the shareholders. Obligations classified as debt, whether or not subordinated, which may be issued by the Association without the approval of shareholders, do not carry voting rights on any issue, including an increase or decrease in the aggregate number of the securities, or the exchange or reclassification of all or part of the securities into securities of another class or series.

                                   ARTICLE SIXTH.

The Board of Directors shall appoint one of its members President of this Association, who shall be Chairperson of the Board of Directors unless the Board of Directors appoints another director to be the Chairperson. The Board of Directors shall have the power to appoint one or more vice presidents, a secretary who shall keep minutes of the directors' and shareholders' meetings and be responsible for authenticating the records of the Association, and such other officers and employees as may be required to transact the business of this Association. A duly appointed officer may appoint one or more officers or assistant officers if authorized by the Board of Directors in accordance with the bylaws. The Board of Directors shall have the power to:

1)   Define the duties of the officers, employees and agents of the Association;

2) Delegate the performance of its duties, but not the responsibility for its duties, to the officers, employees, and agents of the Association;

3) Fix the compensation and enter into employment contracts with its officers and employees upon reasonable terms and conditions consistent with applicable law;

4)   Dismiss officers and employees;

5)   Require bonds from officers and employees and to fix the penalty thereof;

6) Ratify written policies authorized by the Association's management or committees of the board;

7) Regulate the manner in which any increase or decrease of the capital of the Association shall be made, provided that nothing therein shall restrict the power of shareholders to increase or decrease the capital of the Association in accordance with law, and nothing shall raise or lower from two-thirds the percentage required for shareholder approval to increase or reduce the capital;

8)   Manage and administer the business and affairs of the Association;


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9)   Adopt initial bylaws, not inconsistent with law or the Articles of
     Association, for managing the business and regulating the affairs of the Association;

10) Amend or repeal bylaws, except to the extent that the Articles of Association reserve this power in whole or in part to shareholders;

11)  Make contracts; and

12) Generally to perform all acts that are legal for a Board of Directors to perform.


                                  ARTICLE SEVENTH.

The Board of Directors shall have the power to change the location of the main office to any other place within the limits of Los Angeles, California, without the approval of the shareholders, and shall have the power to establish or change the location of any branch or branches of the Association to any other location permitted under applicable law, without the approval of the shareholders, subject to approval by the Office of the Comptroller of the Currency.

                                  ARTICLE EIGHTH.

The corporate existence of this Association shall continue until terminated according to the laws of the United States.

                                   ARTICLE NINTH.

The Board of Directors of this Association, or any 1 or more shareholders owning, in the aggregate, not less than 50 percent of the stock of this Association, may call a special meeting of shareholders at any time. Unless otherwise provided by the bylaws or the laws of the United States, or waived by the shareholders, a notice of the time, place, and purpose of every annual and special meeting of the shareholders shall be given by first-class mail, postage prepaid, mailed at least 10, and no more than 60, days prior to the date of the meeting to each shareholder of record at his/her address as shown upon the books of this Association. Unless otherwise provided by the bylaws, any action requiring approval of shareholders must be effected at a duly called annual or special meeting.

                                   ARTICLE TENTH.

Subject to the following provisions of this Article Tenth, the liability of the directors of this Association for monetary damages shall be eliminated to the fullest extent permissible under California law and the laws of the United States.


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The Association may make or agree to make indemnification payments to an institution-affiliated party (as defined in 12 U.S.C. 1813(u)) for an administrative proceeding or civil action initiated by any federal banking agency, that are reasonable and consistent with the requirements of 12 U.S.C. 1828(k) and the implementing regulations thereunder.

The Association may indemnify an institution-affiliated party (as defined in 12 U.S.C. 1813(u)) for damages and expenses, including the advancement of expenses and legal fees, in cases involving an administrative proceeding or civil action not initiated by a federal banking agency, in accordance with the relevant provisions of the California General Corporation Law, as they may be amended, PROVIDED that such payments are consistent with safe and sound banking practices.

The Association may, upon the affirmative vote of a majority of its Board of Directors, purchase insurance for the purpose of indemnifying an institution-affiliated party (as defined in 12 U.S.C. 1813(u)) to the extent that such indemnification is allowed in the immediate preceding paragraph. Such insurance may, but need not, be for the benefit of all institution-affiliated parties (as defined in 12 U.S.C. 1813(u)).

                                 ARTICLE ELEVENTH.

These Articles of Association may be amended at any regular or special meeting of the shareholders by the affirmative vote of the holders of a majority of the stock of this Association, unless the vote of the holders of a greater amount of stock is required by law, and in that case by the vote of the holders of such greater amount. The Association's Board of Directors may propose one or more amendments to the Articles of Association for submission to the shareholders.

                                        BYLAWS

                                          OF

                      U.S. TRUST COMPANY,  NATIONAL ASSOCIATION


                                      ARTICLE 1

                               MEETINGS OF SHAREHOLDERS


Section 1.1 ANNUAL MEETING. The regular annual meeting of the shareholders to elect directors and transact whatever other business may properly come before the meeting, shall be held at the main office of the Association, 515 South Flower Street, City of Los Angeles, State of California or such other place as the Board of Directors may designate, at 10:00 o'clock, on the second Tuesday of April of each year, or if that date falls on a legal holiday in the State in which the Association is located, on the next following banking day. Notice of the meeting shall be mailed, postage prepaid, at least 10 days and no more than 60 days prior to the date thereof, addressed to each shareholder at his or her address appearing on the books of the Association. If, for any cause, an election of directors is not made on that date, or in the event of a legal holiday, on the next following banking day, an election may be held on any subsequent day within 60 days of the date fixed, to be designated by the Board of Directors, or, if the directors fail to fix the date, by shareholders representing two-thirds of the shares.

Section 1.2 SPECIAL MEETINGS. Except as otherwise specifically provided by statute, special meetings of the shareholders may be called for any purpose at any time by the Board of Directors or by any one or more shareholders owning, in the aggregate, not less than ten (10) percent of the stock of the Association. Every such special meeting, unless otherwise provided by law, shall be called by mailing, postage prepaid, not less than 10 days nor more than 60 days prior to the date fixed for the meeting, to each shareholder at the address appearing on the books of the Association, a notice stating the purpose of the meeting.

The Board of Directors may fix a record date for determining shareholders entitled to notice and to vote at any meeting, in reasonable proximity to the date of giving notice to the shareholders of such meeting. The record date for determining shareholders entitled to demand a special meeting is the date the first shareholder signs a demand for the meeting describing the purpose or purposes for which it is to be held.

A special meeting may be called by shareholders or the Board of Directors to amend the Articles of Association or Bylaws, whether or not such Bylaws may be amended by the Board in the absence of shareholder approval.

If an annual or special shareholders' meeting is adjourned to a different date, time, or place, notice need not be given of the new date, time or place, if the new date, time, or place is announced at the meeting before adjournment, unless any additional items of business are to be considered, or the Association becomes aware of an intervening event materially affecting any matter to be voted on more than 10 days prior to the date to which the meeting is adjourned. If a new record date for the adjourned meeting is fixed, however, notice of the adjourned meeting must be given to persons who are shareholders as of the new record date.

Section 1.3 NOMINATIONS OF DIRECTORS. Nominations for election to the Board of Directors may be made by the Board of Directors or by any stockholder of any outstanding class of capital stock of the Association entitled to vote for the election of directors. Nominations, other than those made by or on behalf of the


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existing management of the Association, shall be made in writing and shall be delivered or mailed to the President of the Association not less than 14 days nor more than 50 days prior to any meeting of shareholders called for the election of directors, provided, however, that if less than 21 days' notice of the meeting is given to shareholders, such nomination shall be mailed or delivered to the President of the Association no later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known to the notifying shareholder:

          1)   The name and address of each proposed nominee.

          2)   The principal occupation of each proposed nominee.

          3) The total number of shares of capital stock of the Association that will be voted for each proposed nominee.

          4)   The name and resident address of the notifying shareholder.

          5) The number of shares of capital stock of the Association owned by the notifying shareholder.

Nominations not made in accordance herewith may, in his/her discretion, be disregarded by the chairperson of the meeting, and upon his/her instructions, the vote tellers may disregard all votes cast for each such nominee.

Section 1.4 PROXIES. Shareholders may vote at any meeting of the shareholders by proxies duly authorized in writing, but no officer or employee of the Association shall act as proxy. Proxies shall be valid only for one meeting, to be specified therein, and any adjournments of such meeting. Proxies shall be dated and filed with the records of the meeting. Proxies with facsimile signatures may be used and unexecuted proxies may be counted upon receipt of a written confirmation from the shareholder. Proxies meeting the above requirements submitted at any time during a meeting shall be accepted.

Section 1.5 QUORUM. A majority of the outstanding capital stock, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders, unless otherwise provided by law, or by the shareholders or directors pursuant to Section 10.2, but less than a quorum may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice. A majority of the votes cast shall decide every question or matter submitted to the shareholders at any meeting, unless otherwise provided by law or by the Articles of Association, or by the shareholders or directors pursuant to Section 10.2.

Section 1.6 ACTION WITHOUT MEETING. Any action required by law, these Bylaws, or the Articles of Association of the Association to be taken at any annual or special meeting of the shareholders of the Association, or any action which may be taken at any annual or special meeting of such shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent signed in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock, having not less than the minimum number of votes it would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. If any class of shares is entitled to vote thereon as a class, such written consent shall be required of the holders of a majority of the shares of each class of shares entitled to vote as a class thereon, and if the total shares entitled to vote therein.


                                      ARTICLE 2

                                      DIRECTORS


Section 2.1 BOARD OF DIRECTORS. The Board of Directors shall have the power to manage and administer the business and affairs of the Association. Except as expressly limited by law, all corporate powers of the Association shall be vested in and may be exercised by the Board of Directors.

Section 2.2 NUMBER. The Board shall consist of no less than five nor more than twenty-five persons, the exact number within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the full Board or by resolution of a majority of the shareholders at any meeting thereof.

Section 2.3 ORGANIZATION MEETING. The cashier or secretary, upon receiving the certificate of the judges, of the result of any election, shall notify the directors-elect of their election and of the time at which they are required to meet at the main office of the Association to organize the new Board and elect and appoint officers of the Association for the succeeding year. Such meeting shall be held on the day of the election or as soon thereafter as practicable, and, in any event, within 30 days thereof. If, at the time fixed for such meeting, there shall not be a quorum, the directors present may adjourn the meeting, from time to time, until a quorum is obtained.

Section 2.4 REGULAR MEETINGS. The regular meetings of the Board of Directors shall be held, without notice, immediately following the annual meeting of the Shareholders, and at least one regular meeting is to be held in each calendar quarter upon notice. Written notice of the time and place of such regular meeting of the Board of Directors shall be given to each director by either personal delivery or telegram at least two (2) days before the meeting or by notice mailed to the director at least five (5) days before each meeting. When any regular meeting of the Board falls upon a holiday, the meeting shall be held on the next banking business day unless the Board shall designate another day.

Section 2.5 SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the President of the Association, or at the request of two or more directors. Each member of the Board of Directors shall be given notice stating the time and place by telegram, first class mail, or in person, of each such special meeting.

Section 2.6 QUORUM. A majority of the director positions on the Board shall constitute a quorum at any meeting, except when otherwise provided by law, or the Bylaws, but a lesser number may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice. If the number of directors is reduced below the number that would constitute a quorum, no business may be transacted, except selecting directors to fill vacancies in conformance with section 2.7. Members of the Board of Directors or any committee thereof may participate in the meeting of such Board or committee by means of a conference, telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participating by such means shall constitute presence in person at a meeting.

If a quorum is present, the Board of Directors may take action through the vote of a majority of the directors who are in attendance.

Section 2.7 VACANCIES. When any vacancy occurs among the directors, a majority of the remaining members of the Board, according to the laws of the United States, may appoint a director to fill such vacancy at any regular meeting of the Board, or at a special meeting called for that purpose at which a quorum is present, or if the directors remaining in office constitute fewer than a quorum of the Board, by the affirmative vote of a majority of all the directors remaining in office, or by shareholders at a special meeting called for that purpose, in conformance with Section 2.2 of this Article. At any such shareholder meeting, each shareholder entitled to vote shall have the right to multiply the number of votes he or she is entitled to cast by the number of vacancies being filled and cast the product for a single candidate or distribute the product among two or more candidates.

A vacancy that will occur at a specific later date (by reason of a resignation effective at a later date) may be filled before the vacancy occurs, but the new director may not take office until the vacancy occurs.

Section 2.8 ACTION WITHOUT MEETING. Any action required to be taken at a meeting of the Board of Directors of the Association, or any action which may be taken at a meeting of the Board of Directors or committee thereof, may be taken without a meeting if a consent in writing, sets forth the actions to be taken, sought by all of the directors, or all the members of the committee, as the case may be, is filed in the Minutes of the proceedings of the Board of Directors or of the committee. Such consent shall have the same effect as a unanimous vote.

                                      ARTICLE 3

                               COMMITTEES OF THE BOARD


Section 3.1 LOAN COMMITTEE. There shall be a Loan Committee composed of two or more directors, appointed by the Board annually or more often. The Loan Committee shall have power to discount and purchase bills, notes and other evidences of debt, to buy and sell bills of exchange, to examine and approve loans and discounts, to exercise authority regarding loans and discounts, and to exercise, when the Board is not in session, all other powers of the Board that may be delegated lawfully. The Loan Committee shall keep minutes of its meetings, and such minutes shall be submitted at the next regular meeting of the Board of Directors at which a quorum is present, and any action taken by the Board with respect thereto shall be entered in the minutes of the Board.

Section 3.2 INVESTMENT AND ASSET/LIABILITY MANAGEMENT COMMITTEE. There shall be an Investment and Asset/Liability Management Committee composed of two or more directors, appointed by the Board of Directors annually or more often. The Investment and Asset/Liability Management Committee shall have the power to ensure adherence to the investment policy, to recommend amendments thereto, to purchase and sell securities, to exercise authority regarding investments, and to exercise, when the Board of Directors is not in session, all other powers of the Board of Directors regarding investment securities that may be lawfully delegated. The Investment and Asset/Liability Management Committee shall keep minutes of its meetings, and such minutes shall be submitted at the next regular meeting of the Board of Directors at which a quorum is present, and any action taken by the Board with respect thereto shall be entered in the minutes of the Board.

Section 3.3 EXAMINING COMMITTEE. There shall be an Examining Committee composed of no less than two directors appointed by the Board annually or more often. The duty of the Committee shall be to examine at least once during each calendar year and within 15 months of the last examination the affairs of the Association or cause suitable examinations to be made by auditors responsible only to the Board and to report the result of such examinations in writing to the Board. Such report shall state whether the Association is in a sound condition, and whether adequate internal controls and procedures are being maintained and shall recommend to the Board such changes in the manner of conducting the affairs of the Association as shall be deemed advisable. The Committee shall also arrange for a suitable audit by internal or external auditors of all significant fiduciary activities at least once during each calendar year. The Committee shall report the results of the audit of the fiduciary activities, including significant actions taken as a result of the audit, to the Board.

Section 3.4 EXECUTIVE COMMITTEE. There shall be an Executive Committee composed of two or more directors which shall have the responsibility of approving all new lines of business and may exercise all the authority of the Board of the Directors when the Board of the Directors is not in session, subject to the limitations as stated below. The Executive Committee shall keep minutes of its meetings, and such minutes shall be submitted at the next regular meeting of the Board of Directors at which a quorum is present, and any action taken by the Board with respect thereto, shall be entered in the minutes of the Board of Directors.

Section 3.5 OTHER COMMITTEES. The Board of Directors may appoint from time to time from its own members, compensation, special litigation and other committees of one or more persons, for such purposes and with such powers as the Board of Directors may determine. The Board of Directors may appoint to any committee from time to time one or more persons who are not Board members.

However, a committee may not:

     1)   Authorize distributions of assets or dividends.

     2)   Approve action required to be approved by shareholders.

     3)   Fill vacancies on the Board of Directors or any of its committees.

     4)   Amend the Articles of Association.

     5)   Adopt, amend, or repeal the Bylaws.

     6) Authorize or approve the issuance or sale, or contract for sale, of shares or determine the designation and relative rights, preferences, and limitations of a class or series of shares.


                                      ARTICLE 4

                                OFFICERS AND EMPLOYEES


Section 4.1 CHAIRPERSON OF THE BOARD. The Board of Directors shall appoint one of its members to be the Chairperson of the Board to serve at its pleasure. Such person shall preside at all meetings of the Board of Directors. The Chairperson of the Board shall supervise the carrying out of the policies adopted or approved by the Board; shall have general executive powers, as well as the specific powers conferred by these Bylaws; and shall also have and may exercise such further powers and duties as from time to time may be conferred upon, or assigned by the Board of Directors.

Section 4.2 PRESIDENT. The Board of Directors shall appoint one of its members to be the President of the Association. In the absence of the Chairperson, the President shall preside at any meeting of the Board. The President shall have general executive powers, and shall have and may exercise any and all other powers and duties pertaining by law, regulation, or practice, to the office of President, or imposed by these Bylaws. The President shall also have and may exercise such further powers and duties as from time to time may be conferred, or assigned by the Board of Directors.

Section 4.3. VICE PRESIDENT. The Board of Directors may appoint one or more vice presidents. Each vice president shall have such powers and duties as may be assigned by the Board of Directors. One vice president may be designated by the Board of Directors, in the absence of the President, to perform all the duties of the President.

Section 4.4 SECRETARY. The Board of Directors shall appoint a secretary, cashier, or other designated officer who shall be secretary of the Board and of the Association, and shall keep accurate minutes of all meetings. The Secretary shall attend to the giving of all notices required by these Bylaws; shall be custodian of the corporate seal, records, documents, and papers of the Association; shall provide for the keeping of proper records of all transactions of the Association; shall have and may exercise any and all other powers and duties pertaining by law, regulation, or practice, to the office of cashier, or imposed by these Bylaws; and shall also perform such other duties as may be assigned from time to time, by the Board of Directors.

Section 4.5 OTHER OFFICERS. The Board of Directors may appoint one or more assistant vice presidents, one or more trust officers, one or more assistant secretaries, one or more assistant cashiers, one or more managers and assistant managers of branches and such other officers and attorneys in fact as from time to time appear to the Board of Directors to be required or desirable to transact the business of the Association. Such officers shall respectively exercise such powers and perform such duties as pertain to their several offices, or as may be conferred upon, or assigned to, them by the Board of Directors, the Chairperson of the Board, or the President. The Board of Directors may authorize an officer to appoint one or more officers or assistant officers.

Section 4.6 TENURE OF OFFICE. The President and all other officers shall hold office for the current year for which the Board was elected, unless they shall resign, become disqualified, or be removed; and any vacancy occurring in the office of President shall be filled promptly by the Board of Directors.

Section 4.7 RESIGNATION. An officer may resign at any time by delivering notice to the Association. A resignation is effective when the notice is given unless the notice specifies a later effective date.


                                      ARTICLE 5

                                 FIDUCIARY ACTIVITIES


Section 5.1 TRUST OFFICER. There shall be a Trust Officer of this Association whose duties shall be to manage, supervise, and direct all fiduciary activities. Such persons shall do or cause to be done all things necessary or proper in carrying on the fiduciary business of the Association according to provisions of law and applicable regulations; and shall act pursuant to opinion of counsel where such opinion is deemed necessary. Opinions of counsel shall be retained on file in connection with all important matters pertaining to fiduciary activities. The Trust Officer shall be responsible for all assets and documents held by the Association in connection with fiduciary matters.

The Board of Directors may appoint other trust officers as it may deem necessary, with such duties as may be assigned.

Section 5.2 ACCOUNT REVIEW COMMITTEE. There shall be an Account Review Committee of this Association composed of two or more members, who shall be capable and experienced officers or directors of the Association. The Account Review Committee shall keep minutes of all its meetings, showing the disposition of all matters considered and passed upon by it. The Account Review Committee shall, promptly after the acceptance of an account for which the Association has investment responsibilities, review the assets thereof, to determine the advisability of retaining or disposing of such assets. The committee shall conduct a similar review at least once during each calendar year thereafter and within 15 months of the last such review. A report of all such reviews, together with the action taken as a result thereof, shall be noted in the minutes of the committee.

Section 5.3 FIDUCIARY FILES. There shall be maintained by the Association all fiduciary records necessary to assure that its fiduciary responsibilities have been properly undertaken and discharged.

Section 5.4 TRUST INVESTMENTS. Funds held in a fiduciary capacity shall be invested according to the instrument establishing the fiduciary relationship and local law. Where such instrument does not specify the character and class of investments to be made and does not vest in the Association a discretion in the matter, funds held pursuant to such instrument shall be invested in investments in which corporate fiduciaries may invest under local law.





                                      ARTICLE 6

                             STOCK AND STOCK CERTIFICATES


Section 6.1 TRANSFERS. Shares of stock shall be transferable on the books of the Association, and a transfer book shall be kept in which all transfers of stock shall be recorded. Every person becoming a shareholder by such transfer of stock shall in proportion to his or her shares, succeed to all rights of the prior holder of such shares. The Board of Directors may impose conditions upon the transfer of the stock reasonably calculated to simplify the work of the Association for stock transfers, voting at shareholder meetings, and related matters, and to protect it against fraudulent transfers.

Section 6.2 STOCK CERTIFICATES. Certificates of stock shall bear the signature of the President (which may be engraved, printed or impressed), and shall be signed manually or by facsimile process by the secretary, assistant secretary, cashier, assistant cashier, or any other officer appointed by the Board of Directors for that purpose, to be known as an authorization officer, and the seal of the Association shall be engraved thereon. Each certificate shall recite on its face that the stock represented thereby is transferable only upon the books of the Association properly endorsed.

The Board of Directors may adopt or utilize procedures for replacing lost, stolen, or destroyed stock certificates as permitted by law.

The Association may establish a procedure through which the beneficial owner of shares that are registered in the name of a nominee may be recognized by the Association as the shareholder. The procedure may set forth:


     1)   The types of nominees to which it applies.

     2) The rights or privileges that the Association recognizes in a beneficial owner.

     3) How the nominee may request the Association to recognize the beneficial owner as the shareholder.

     4)   The information that must be provided when the procedure is selected.

     5) The period over which the Association will continue to recognize the beneficial owner as the shareholder.

     6)   Other aspects of the rights and duties created.



                                      ARTICLE 7

                                    CORPORATE SEAL


The President, the secretary, or any assistant cashier or assistant secretary, or other officer thereunto designated by the Board of Directors, shall have authority to affix the corporate seal to any document requiring such seal, and to attest to the same. Such seal shall be substantially in the following form:



                                      ARTICLE 8

                               MISCELLANEOUS PROVISIONS


Section 8.1 FISCAL YEAR. The fiscal year of the Association shall be the calendar year.

Section 8.2 EXECUTION OF INSTRUMENTS. All agreements, indentures, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies and other instruments or documents may be signed, executed, acknowledged, verified, delivered, or accepted on behalf of the Association by the Chairperson of the Board, or the President, or any vice president, or the secretary, or the cashier, or, if in connection with the exercise of fiduciary powers of the Association, by any of those officers or by any trust officer. Any such instruments may also be executed, acknowledged, verified, delivered, or accepted on behalf of the Association in such manner and by such other officers as the Board of Directors may from time to time direct. The provision of this Section 8.2 are supplementary to any other provisions of these Bylaws.

Section 8.3 RECORDS. The Articles of Association, the Bylaws and the proceedings of all meetings of the shareholders, the Board of Directors, and standing committees of the Board, shall be recorded in appropriate minute books provided for that purpose. The minutes of each meeting shall be signed by the secretary, cashier, or other officer appointed to act as secretary of the meeting.

                                      ARTICLE 9

                                   INDEMNIFICATION


Section 9.1 INDEMNIFICATION. In the case of any individual who in the opinion of the Chairman of the Board or the President appears to be reasonably entitled to indemnification under Article 10 of the Articles of Association, reasonable expenses, including attorneys' fees, incurred in defending any action or proceeding, whether threatened or pending, shall be paid or reimbursed by the Association in advance of the final disposition thereof upon receipt of an undertaking by or on behalf of the person seeking indemnification to repay such amount to the Association to the extent, if any, such person is ultimately found not to be entitled to indemnification.

The Association is hereby authorized, but shall not be required, to enter into agreements with any of its Directors, officers, or employees providing for rights to indemnification and advancement and reimbursement of reasonable expenses, including attorneys' fees, to the extent permitted by law, but the Association's failure to do so shall not in any manner affect or limit the rights provided for by this Article 9 or otherwise.

For purposes of this Article 9 and Article 10 of the Articles of Association, the term "Association" shall include any legal successor to the Association, including any corporation which acquires all or substantially all of the assets of the Association in one or more transactions. The Association shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his duties to the Association or any subsidiary thereof also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan, and excise taxes assessed on a person with respect to an employee benefit plan pursuant to applicable law shall be considered fines.

The rights granted pursuant to or provided by the foregoing provision of Article 9 and Article 10 of the Articles of Association shall be in addition to and shall not be exclusive of any other right to indemnification and expenses to which any person may otherwise be entitled under any statute, rule, regulation, certificate of incorporation or other organization certificate, bylaw, agreement, or otherwise.


                                      ARTICLE 10

                                        BYLAWS


Section 10.1 INSPECTION. A copy of the Bylaws, with all amendments, shall at all times be kept in a convenient place at the main office of the Association, and shall be open for inspection to all shareholders during banking hours.

Section 10.2 AMENDMENTS. The Bylaws may be amended, altered or repealed, at any regular meeting of the Board of Directors, by a vote of a majority of the total number of the directors except as provided below. The Association's shareholders may amend or repeal the Bylaws even though the Bylaws also may be amended by the Board of Directors.

                          _________________________

Pursuant to the requirements of the Trust Indenture of Act of 1939, the trustee, U.S. Trust Company, National Association, a corporation organized and existing under the laws of the State of California, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Los Angeles, and State of California, on the 1st day of July, 1998.

                          U.S. TRUST COMPANY, NATIONAL ASSOCIATION
                          Trustee


                          By:
                             ------------------------------------------
                              Lawrence E. Gerquest
                              Authorized Signatory


 U.S. TRUST COMPANY OF CALIFORNIA, N.A.                 Call Date:               13/31/98     ST-BK: 06-0784     FFIEC  033
 515 SOUTH FLOWER STREET, SUITE 2700                    Vendor ID:                      D    Cert #: 33332       Page RC-1
 LOS ANGELES, CA  90071                                 Transit #:               12204024

                                                                                                                        /9/


CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR MARCH 31, 1998

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC - BALANCE SHEET


                                                                                                                       C200
                                                                                                DOLLAR AMOUNTS IN THOUSANDS
---------------------------------------------------------------------------------------------------------------------------
ASSETS

  1.   Cash and balances due from depository institutions (from Schedule RC-A)                            RCON
       a.  Noninterest-bearing balances and currency and coin (1)_________________  ______   _______      0081        7,317 1.a
       b.  Interest bearing balances (2)__________________________________________  ______   _______      0071          141 1.b
  2.   Securities:
       a.  Held-to-maturity securities (from Schedule RC-B, column A)_____________  ______   _______      1754            0 2.a
       b.  Available-for-sale securities (from Schedule RC-B, column D)___________  ______   _______      1773      176,441 2.b
  3.   Federal funds sold and securities purchased under agreements to resell_____  ______   _______      1350       62,000 3.
  4.   Loans and lease financing receivables:                                       RCON
       a.  Loans and leases, net of unearned income (from Schedule RC-C)__________   2122     56,321                        4.a
       b.  LESS:  Allowance for loan and lease losses_____________________________   3123        979                        4.b
       c.  LESS:  Allocated transfer risk reserve_________________________________   3128          0                        4.c
       d.  Loans and leases, net of unearned income, allowance, and reserve                               RCON       55,432
           (item 4.a minus 4.b and 4.c)___________________________________________  ______   _______      2125              4.d
  5.   Trading assets_____________________________________________________________  ______   _______      3545            0 5.
  6.   Premises and fixed assets (including capitalized leases)___________________  ______   _______      2145        8,213 6.
  7.   Other real estate owned (from Schedule RC-M)_______________________________  ______   _______      2150            0 7.
  8.   Investments in unconsolidated subsidiaries and associated companies
       (from Schedule RC-M)_______________________________________________________  ______   _______      2130            0 8.
  9.   Customers' liability to this bank on acceptances outstanding_______________  ______   _______      2155            0 9.
 10.   Intangible assets (from Schedule RC-M)_____________________________________  ______   _______      2143        2,331 10.
 11.   Other assets (from Schedule RC-F)__________________________________________  ______   _______      2160        5,418 11.
 12.   Total assets (sum of items 1 through 11)___________________________________  ______   _______      2170      317,203 12.

---------------
(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.



 U.S. TRUST COMPANY OF CALIFORNIA, N.A.                 Call Date:               13/31/98     ST-BK: 06-0784     FFIEC  033
 515 SOUTH FLOWER STREET, SUITE 2700                    Vendor ID:                      D    Cert #: 33332       Page RC-2
 LOS ANGELES, CA  90071                                 Transit #:               12204024

                                                                                                                       /10/


SCHEDULE RC - CONTINUED


                                                                                                     DOLLAR AMOUNTS IN THOUSANDS
--------------------------------------------------------------------------------------------------------------------------------
LIABILITIES

 13.   Deposits:
       a.  In domestic offices (sum of totals of                                                          RCON
            columns A and C from Schedule RC-E)____________________________________                       2200      277,776  13.a
                                                                                      RCON
           (1)  Noninterest-bearing (1)____________________________________________   6631     32,591                        13.a.1
           (2)  Interest-bearing __________________________________________________   6636    245,185
       b.  In foreign offices, Edge and Agreement subsidiaries, and IBFs
           (1)  Noninterest-bearing________________________________________________
           (2)  Interest-bearing___________________________________________________
 14.   Federal funds purchased(2) and securities sold under agreements to repurchase:                     RCON            0  14
                                                                                                          2800
 15.   a.  Demand notes issued to the U.S. Treasury________________________________  ______  _______      2840            0  15.a
       b.  Trading liabilities_____________________________________________________  ______  _______      3548            0  15.b
 16.   Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases):
       A.  WITH A REMAINING MATURITY OF ONE YEAR OR LESS___________________________  ______  _______      2332            0  16.a

       B.  WITH A REMAINING MATURITY OF MORE THAN ONE YEAR THROUGH THREE                                                  0
       YEARS_______________________________________________________________________  ______  _______      A547               16.b
       C.  WITH A REMAINING MATURITY OF MORE THAN THREE YEARS______________________  ______  _______      A548            0  16.c
 17.   Not applicable
 18.   Bank's liability on acceptances executed and outstanding____________________  ______  _______      2920            0  18.
 19.   Subordinated notes and debentures___________________________________________  ______  _______      3200            0  19.
 20.   Other liabilities (from Schedule RC-G)______________________________________  ______  _______      2930        7,486  20.
 21.   Total liabilities (sum of items 13 through 20)______________________________  ______  _______      2948      285,262  21.
 22.   Not applicable

EQUITY CAPITAL

 23.  Perpetual preferred stock and related surplus________________________________  ______  ______       3838        5,000  23.
 24.  Common stock_________________________________________________________________  ______  ______       3230        2,000  24.
 25.  Surplus (exclude all surplus related to preferred stock)_____________________  ______  ______       3839       12,745  25.
 26.  a.  Undivided profits and capital reserves___________________________________  ______  ______       3632       11,096  26.a
      b.  Net unrealized holding gains (losses) on available-for-sale securities___  ______  ______       8434        1,100  26.b
 27.  Cumulative foreign currency translation adjustments__________________________
 28.  a.  Total equity capital (sum of items 23 through 27)________________________  ______  ______       3210       31,941  28.
 29.  Total liabilities and equity capital (sum of items 21and 28)_________________  ______  ______       3300      317,203  29.

MEMORANDUM
   TO BE REPORTED ONLY WITH THE MARCH REPORT OF CONDITION.

 1.  Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the
     bank by independent external auditors as of any date during 1997______________________________      RCON
                                                                                                         6724         1     M.1


 1 = Independent audit of the bank conducted in accordance            4 = Directors' examination of the bank performed by other
     with generally accepted auditing standards by certified              external auditors (may be required by state chartering
     public accounting firm which submits a report on the  bank           authority)

 2 = Independent audit of the bank's parent holding company           5 = Review of the bank's financial statements by external
     conducted in accordance with generally accepted auditing             auditors
     standards by a certified public accounting firm which            6 = Compilation of the bank's financial statements by
     submits a report on the consolidated holding company (but            external auditors
     not on the bank separately)                                      7 = Other audit procedures (excluding tax preparation
 3 = Directors' examination of the bank conducted in accordance           work)
     with generally accepted auditing standards by a certified        8 = No external audit work
     public accounting firm (may be required by state chartering authority)


---------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2)  Includes limited life preferred stock and related surplus.